August 3, 2010

NEW COVENANT GROWTH FUND
NEW COVENANT INCOME FUND
NEW COVENANT BALANCED GROWTH FUND
NEW COVENANT BALANCED INCOME FUND

SUPPLEMENT TO THE PROXY STATEMENT DATED JULY 21, 2010

FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 13, 2010

The following Trustee information replaces certain of the information found in the tables on pages 2 and 3 of the Proxy Statement:

Name and Age	Position(s) Held With Trust	Length of Time Served(1)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Trusteeships/ Directorships Held by Trustee

CURRENT INDEPENDENT TRUSTEE NOMINEES
*Gail C. Duree Age: 64	Trustee and Chair of the Board	Since Inception; and Since May 2010	Independent Financial Consultant; Treasurer, Montview Boulevard Presbyterian Church (1999 to 2009); Director and Board Member, Alpha Gamma Delta Foundation (philanthropic organization) (2005 to present)	4	None

CURRENT INTERESTED TRUSTEE NOMINEES
*Robert E. Leech(2) Age: 65	Trustee and President	Since May 2005	Retired; Director, New Covenant Trust Company (2001 to present); President and Chief Executive Officer of the Presbyterian Church (U.S.A.) Foundation (2000 to 2009)	4	None

NEW NOMINEES FOR INDEPENDENT TRUSTEE
Ellen L. Taylor Age: 60	Nominee for Trustee	N/A	Retired; Managing Director and Editor, Investment Management Institute (2005 to 2010); Managing Editor and News Editor, Global Custodian Magazine (March 2004 to September 2004); Board Member, Investment Sub-Committee, Norwalk Hospital, CT (2008 to present)	4	None

(Continued on Reverse Side)

The following table sets forth the share ownership in each Fund and the aggregate amount owned by each Nominee as of June 30, 2010, and replaces the table found on pages 6-7 of the Proxy Statement:

Trustees	Dollar Range of Equity Securities in the Growth Fund	Dollar Range of Equity Securities in the Income Fund	Dollar Range of Equity Securities in the Balanced Growth Fund	Dollar Range of Equity Securities in the Balanced Income Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by the Trustee within the Family of Investment Companies
Current Independent Trustees
Gail C. Duree	$1 - $10,000	$1-$10,000	$1 - $10,000	$1 - $10,000	$10,001 - $50,000
Henry Gardiner	None	None	$1-$10,000	None	$1-$10,000
Elinor Hite	$1 - $10,000	None	None	$1 - $10,000	$1 - $10,000
William C. Lauderbach	$10,001 - $50,000	$10,001 - $50,000	None	None	$50,001-$100,000

Current Interested Trustees
Robert E. Leech	$10,001 - $50,000	None	None	None	$10,001 - $50,000
Samuel W. McNairy	$10,001 - $50,000	$10,001 - $50,000	None	None	$10,001-$50,000

Nominees for Independent Trustees
David C. Hinks	None	None	None	None	None
Ellen L. Taylor	None	None	None	None	None
Joy Douglas Strome	None	None	None	None	None

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Please retain this Supplement with your Proxy Statement